Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information of Midstates Petroleum Company, Inc. and its wholly owned subsidiary Midstates Petroleum Company LLC (collectively, the “Company”) gives effect to the Company’s Reorganization Plan, as described below, which became effective October 21, 2016 (the “Effective Date”).  These unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations are presented for the year ended December 31, 2015, and for the nine months ended September 30, 2016. The unaudited pro forma condensed consolidated balance sheet is presented as of September 30, 2016. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of operations for the nine months ended September 30, 2016 should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments, as described in the accompanying notes, are based upon currently available information. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Reorganization Plan becoming effective, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016, expected to have a continuing impact on the Company’s consolidated results.

Reorganization Plan

On April 30, 2016, the Company filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (“Bankruptcy Court”).

On the Effective Date, the Company satisfied the conditions of the Bankruptcy Court’s Finding of Fact, Conclusions of Law, and Order Confirming Debtors’ First Amended Joint Chapter 11 Plan of Reorganization of Midstates Petroleum, Inc. and its Debtor Affiliate (the “Reorganization Plan”). Pursuant to the confirmed Reorganization Plan, the significant transactions that occurred upon the Effective Date were as follows:

•                  Substantial Deleveraging of the Balance Sheet:  (i) The permanent pay-down of $81.3 million of the Company’s revolving credit facility (“RBL”), with a $170.0 million exit facility (the “Exit Facility”) established upon the Effective Date, (ii) the pay-down of $60.0 million of the Company’s Second Lien Notes in cash and (iii) the conversion into equity of all of the Company’s remaining debt junior to the RBL.

•                  Credit Facility Claims: Holders of allowed claims arising under the RBL (the “Credit Facility Claims”) received their pro rata share of approximately $81.3 million in cash and the RBL was superseded, pursuant to the Reorganization Plan, by the Exit Facility, as further described below.

•                  Second Lien Notes Claims: Holders of allowed claims arising under the Second Lien Notes (the “Second Lien Notes Claims”) received their pro rata share of (i) 96.25% of the equity of the reorganized Company in the form of common stock and (ii) a cash payment of $60.0 million.

•                  Third Lien Notes Claims: Holders of allowed claims arising under the Third Lien Notes (the “Third Lien Notes Claims”), pursuant to a settlement with holders of Second Lien Notes Claims on terms more fully set forth in the Reorganization Plan (the “Second/Third Lien Plan Settlement”), received their pro rata share of 2.5% of the equity in the reorganized Company in the form of common stock and warrants to acquire 4,411,765 shares of common stock in the reorganized Company at a strike price of $24.00 per common share with an expiration date 42 months after the Effective Date.

•                  Unsecured Claims: Holders (the “Unsecured Noteholders”) of allowed claims arising under the Debtors’ 10.75% Senior Unsecured Notes due 2020 (the “2020 Notes Claims”), the holders of allowed claims arising under the 9.25% Senior Unsecured Notes due 2021 (the “2021 Notes Claims” and together with the 2020 Notes Claims, the “Unsecured Notes Claims”), and the Holders of other general unsecured claims received their pro rata share of 1.25% of the equity in the reorganized Company in the form of common stock and warrants to acquire 2,213,789 shares of common stock in the reorganized Company (the “Unencumbered Assets Equity Distribution”) at a strike price of $46.00 per common share with an expiration date 42 months after the Effective Date.

•                  Existing Equity: All existing equity interests of the Company were extinguished, and existing equity holders did not receive any consideration in respect of their equity interests.

•                  New Equity: On the Effective Date, the Company issued 24,687,500 shares of common stock in the reorganized Company and will issue 312,500 additional common shares pursuant to the Reorganization Plan in a future distribution. The total authorized capital stock of the reorganized Company consists of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock.

•                  Exit Facility: The Company’s RBL, which was redetermined with a borrowing base of $170.0 million in April 2016, was superseded, pursuant to the Reorganization Plan, by the Exit Facility. The Exit Facility matures in September 2020 and has an initial borrowing base of $170.0 million with no borrowing base redeterminations to occur until April 2018 (provided certain conditions are met) and semiannual borrowing base redeterminations each year on April 1 and October 1 thereafter. Until April 2018, unless the borrowing base is redetermined earlier, the amount available to be drawn under the Exit Facility is reduced by $40.0 million, and thereafter, the Company must maintain liquidity (as defined therein) equal to at least 20.0% of the effective borrowing base.  In connection therewith, on the Effective Date, the Company made an additional payment of $40.0 million to lenders under its Exit Facility.

•                  Management Incentive Plan: A management equity incentive plan (the “MIP”) was established under which 10.0% of the equity in the reorganized Company (on a fully-diluted/fully-distributed basis) was reserved for grants to be made from time to time to the directors, officers, and other members of management of the reorganized Company.

Fresh Start Adjustments

The Company adopted fresh start accounting on the Effective Date in connection with its emergence from bankruptcy. The enterprise value of the Company on the Effective Date, as approved by the Bankruptcy Court in support of the Reorganization Plan, was estimated to be within a range of $500.0 million to $700.0 million, with a mid-point value of $600.0 million.  Based upon the various estimates and assumptions necessary for fresh start accounting, the estimated enterprise value was determined to be $600.0 million before consideration of cash and cash equivalents and outstanding debt at the Effective Date.  As a result, the reorganization value was determined to be $749.6 million at the Effective Date.  Reorganization value represents the fair value of the Company’s total assets prior to the consideration of liabilities and is intended to approximate the amount a willing buyer would pay for the Company’s assets immediately after restructuring. The reorganization value was allocated to our individual assets based on their estimated fair values. For purposes of the accompanying unaudited pro forma condensed consolidated financial statements, the Company utilized its estimated enterprise value of $600.0 million, which was determined as of the Effective Date, and applied such enterprise value as of January 1, 2015 for the unaudited pro forma condensed consolidated statements of operations and as of September 30, 2016 for the unaudited pro forma condensed consolidated balance sheet. Preparation of an actual valuation with assumptions and economic data as of January 1, 2015 would likely result in an enterprise value that is materially different than such valuation as of the Effective Date. The intent of the unaudited pro forma condensed consolidated financial statements is to illustrate the effects of the Company’s Reorganization Plan based on the underlying economic factors as of the Effective Date.

Pro forma adjustments shown within the “Fresh Start Adjustments” column of the accompanying unaudited pro forma condensed consolidated statements of operations give effect to the application of fresh start accounting assuming effectiveness of the Reorganization Plan had occurred on January 1, 2015.  Pro forma adjustments shown within the “Fresh Start Adjustments” column of the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 give effect to the application of fresh start accounting assuming effectiveness of the Reorganization Plan had occurred on September 30, 2016.

MIDSTATES PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(In thousands)

		Pro Forma Adjustments				Pro Forma
	Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Condensed Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$279,596	$(197,990	){a}	$—		$81,606
Accounts receivable:			{c}
Oil and gas sales	34,282	—		—		34,282
Joint interest billing	5,162	—		—		5,162
Other	347	—		—		347
Other current assets	8,658	(2,840	){b}	—		5,818
Total current assets	328,045	(200,830)		—		127,215

PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting	3,790,856	—		(3,171,676	){j}	619,180
Other property and equipment	12,198	—		(5,987	){j}	6,211
Less accumulated depreciation, depletion, amortization and impairment	(3,438,670)	—		3,438,670	{j}	—
Net property and equipment	364,384	—		261,007		625,391

OTHER NONCURRENT ASSETS	3,263	1,250	{a}	—		4,513
TOTAL	$695,692	$(199,580)		$261,007		$757,119

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$5,653	$—		$—		$5,653
Accrued liabilities	71,178	(15,416	){a}	—		55,762
Debt classified as current	249,383	(249,383	){a}{i}	—		—
Total current liabilities	326,214	(264,799)		—		61,415

ASSET RETIREMENT OBLIGATIONS	20,266	—		(6,283	) {j}	13,983
OTHER LONG-TERM LIABILITIES	115	128,059	{i}	—		128,174
LIABILITIES SUBJECT TO COMPROMISE	1,882,187	(1,882,187	){c}	—		—
			{a}
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY/(DEFICIT):
Preferred stock	—	—		—		—
Warrants	—	37,329	{c}	—		37,329
Common stock - predecessor	109	(109	){d}	—		—
Common stock - successor	—	253	{d}	—		253
Treasury stock	(3,134)	3,134	{d}	—		—
Additional paid-in-capital - predecessor	889,973	(889,973	){d}	—		—
Additional paid-in-capital - successor	—	515,965	{d}	—		515,965
Retained deficit	(2,420,038)	2,152,748	{e}	267,290	{k}	—
Total stockholders’ equity/(deficit)	(1,533,090)	1,819,347		267,290		553,547
TOTAL	$695,692	$(199,580)		$261,007		$757,119

MIDSTATES PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(In thousands, except per share amounts)

		Pro Forma Adjustments				Pro Forma
	Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Condensed Consolidated
REVENUES:
Oil sales	$104,832	$—		$—		$104,832
Natural gas liquid sales	25,073	—		—		25,073
Natural gas sales	44,486	—		—		44,486
Gains on commodity derivative contracts, net	—	—		—		—
Other	4,322	—		—		4,322

Total revenues	178,713	—		—		178,713

EXPENSES:
Lease operating and workover	49,520	—		—		49,520
Gathering and transportation	13,428	—		—		13,428
Severance and other taxes	4,776	—		—		4,776
Asset retirement accretion	1,316	—		—		1,316
Depreciation, depletion, and amortization	59,229	—		331	{l}	59,560
Impairment in carrying value of oil and gas properties	224,584	—		—		224,584
General and administrative	19,093	(4,229	){f}	—		14,864
Acquisition and transaction costs	—	—		—		—
Debt restructuring costs and advisory fees	7,589	(7,589	){g}	—		—
Other	—	—		—		—

Total expenses	379,535	(11,818)		331		368,048

OPERATING LOSS	(200,822)	11,818		(331)		(189,335)

OTHER INCOME (EXPENSE):
Interest income	81	—		—		81
Interest expense — net	(65,719)	60,202	{h}	—		(5,517)
Reorganization items, net	57,764	(2,840	){b}	(54,924	){m}	—

Total other expense	(7,874)	57,362		(54,924)		(5,436)

LOSS BEFORE TAXES	(208,696)	69,180		(55,255)		(194,771)

Income tax benefit	—	—		—		—

NET LOSS	$(208,696)	$69,180		$(55,255)		$(194,771)

Preferred stock dividend	—	—		—		—

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(208,696)	$69,180		$(55,255)		$(194,771)
Basic and diluted net loss per share attributable to common shareholders	$(19.61)					$(7.69)
Basic and diluted weighted average number of common shares outstanding	10,644					25,329	{d}

MIDSTATES PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In thousands, except per share amounts)

		Pro Forma Adjustments				Pro Forma
	Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Condensed Consolidated
REVENUES:
Oil sales	$217,636	$—		$—		$217,636
Natural gas liquid sales	38,249	—		—		38,249
Natural gas sales	66,823	—		—		66,823
Gains on commodity derivative contracts, net	40,960	—		—		40,960
Other	1,477	—		—		1,477

Total revenues	365,145	—		—		365,145

EXPENSES:
Lease operating and workover	81,473	—		—		81,473
Gathering and transportation	15,546	—		—		15,546
Severance and other taxes	8,605	—		—		8,605
Asset retirement accretion	1,610	—		—		1,610
Depreciation, depletion, and amortization	198,643	—		(111,642	){l}	87,001
Impairment in carrying value of oil and gas properties	1,625,776	—		—		1,625,776
General and administrative	38,703	(1,362	){f}	—		37,341
Acquisition and transaction costs	330	—		—		330
Debt restructuring costs and advisory fees	36,141	—		—		36,141
Other	2,121	—		—		2,121

Total expenses	2,008,948	(1,362)		(111,642)		1,895,944

OPERATING LOSS	(1,643,803)	1,362		111,642		(1,530,799)

OTHER INCOME (EXPENSE):
Interest income	115	—		—		115
Interest expense — net	(163,148)	155,792	{h}	—		(7,356)

Total other expense	(163,033)	155,792		—		(7,241)

LOSS BEFORE TAXES	(1,806,836)	157,154		111,642		(1,538,040)

Income tax benefit	9,641	—		—		9,641

NET LOSS	$(1,797,195)	$157,154		$111,642		$(1,528,399)

Preferred stock dividend	(948)	948	{d}	—		—

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,798,143)	$158,102		$111,642		$(1,528,399)
Basic and diluted net loss per share attributable to common shareholders	$(232.74)					$(60.34)
Basic and diluted weighted average number of common shares outstanding	7,726					25,329	{d}

MIDSTATES PETROLEUM COMPANY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.              Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial information of Midstates Petroleum Company, Inc. assuming the Reorganization Plan had occurred on January 1, 2015 for the unaudited condensed consolidated statements of operations and September 30, 2016 for the unaudited condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Reorganization Plan had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon currently available information. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Reorganization Plan becoming effective, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016, expected to have a continuing impact on the consolidated results.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations:

Predecessor — Represents the historical condensed consolidated balance sheet of the Company as of September 30, 2016, and the historical condensed consolidated statements of operations of the Company for the year ended December 31, 2015 and the nine months ended September 30, 2016.

Pro Forma Adjustments — Represents the required adjustments to the condensed consolidated balance sheet as of September 30, 2016 and the condensed consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016, assuming the Reorganization Plan occurred on September 30, 2016 and January 1, 2015, respectively.

2.              Pro Forma Adjustments

Reorganization Adjustments

{a}                             The pro forma adjustments represent (i) the $81.3 million permanent pay-down of the Company’s RBL, (ii) a cash payment of $60.0 million to holders of Second Lien Notes Claims, (iii) $40.0 million cash payment to the RBL lenders in consideration of a temporary reduction in the amount available to be drawn under the Exit Facility, (iv) a cash payment of $1.3 million related to debt issuance costs associated with the Exit Facility and (v) a $15.4 million payment into escrow for professional fees related to the reorganization incurred through the Effective Date.

{b}                             Adjustments reflect the write off of unamortized debt issuance costs associated with the RBL.

{c}                              As part of the Reorganization Plan, the Bankruptcy Court approved the settlement of certain allowable claims, reported as liabilities subject to compromise in our historical condensed consolidated balance sheet. As a result, a gain of $1.3 billion was recognized on the settlement of liabilities subject to compromise. The gain on the settlement was determined to be nonrecurring in nature and as such was not included in the statement of operations as an adjustment to reorganization items, net for the year ended December 31, 2015. The gain was calculated as follows (in thousands):

Predecessor
Liabilities subject to compromise	$1,882,187
Cash paid to holders of Second Lien Notes Claims	(60,000)
Warrants issued to holders of Third Lien Notes Claims	(29,754)
Warrants issued to holders of Unsecured Notes Claims	(7,575)
Common stock issued	(516,218)
Write off of RBL unamortized debt issuance costs	(2,840)
Gain on settlement	$1,265,800

{d}                             Adjustments represent (i) the cancellation of predecessor stock that was authorized and outstanding prior to the Effective Date and (ii) the issuance of 24,687,500 shares of new common stock upon emergence on the Effective Date as well as 628,468 restricted shares and 12,400 unrestricted shares under the MIP.

{e}                              This adjustment reflects the cumulative impact of the following pro forma adjustments:

Predecessor
Gain on settlement of liabilities subject to compromise	$1,265,800
Common stock - predecessor	109
Treasury stock	(3,134)
Additional paid-in-capital - predecessor	889,973
Net impact to Predecessor accumulated deficit	$2,152,748

{f}                               The adjustments represent the impact of the elimination of the Houston office lease costs for which the underlying contract was rejected during bankruptcy in the amounts of $4.2 million and $1.4 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

{g}                              Adjustment for the nine months ended September 30, 2016 represents the elimination of professional fees and related costs of bankruptcy advisors that were incurred prior to April 30, 2016 in support of the Company’s bankruptcy filing. No such costs were incurred for the year ended December 31, 2015.

{h}                             At the Effective Date, borrowings under the Exit Facility of $128.1 million were outstanding and currently bear interest at 5.5% per annum. The Company calculated the pro forma adjustments to interest expense as follows (in thousands):

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
RBL interest expense	$(48,747)	$(6,210)
Capitalized interest expense	4,859	—
Amortization of debt costs	(11,317)	(4,494)
2020 Senior Notes interest expense	(22,952)	(10,522)
2021 Senior Notes interest expense	(23,254)	(10,720)
Second Lien Term Loan interest expense	(33,405)	(18,139)
Third Lien Term Loan interest expense	(28,332)	(15,634)
Pro forma interest expense on RBL	7,043	5,285
Pro forma amortization of debt costs	313	232
Pro forma adjustment for interest expense	$(155,792)	$(60,202)

{i}                                 Adjustment represents the establishment of long-term Exit Facility, which superseded the short-term RBL.

Fresh Start Adjustments

{j}                                The adjustments primarily represent (i) the removal of $3.4 billion of accumulated depreciation, depletion, amortization and impairment due to fresh start accounting, (ii) the $264.3 million increase in oil and gas properties due to the application of fresh start accounting, (iii) the $6.3 million decrease in the asset retirement obligation due to the application of fresh start accounting and (iv) an increase in other property and equipment.

{k}                             This adjustment reflects the cumulative impact of the pro forma fresh start adjustments discussed herein.

{l}                                 The adjustments represent a depletion rate of $6.96/Boe calculated using depletable costs and reserve estimates updated for fresh start accounting after the Company’s emergence from bankruptcy. The Company did not adjust impairment expense as a result of this depletion adjustment.

{m}                         The adjustment represents the removal of reorganization items, net which represents charges for professional fees and other costs incurred for the bankruptcy filing that will not have a continuing effect on the Company. The Company recognized a gain of $1.3 billion on the settlement of liabilities subject to compromise, as described above. The gain on the settlement was determined to be nonrecurring in nature and as such was not included in the unaudited pro forma condensed consolidated statement of operations as an adjustment to reorganization items, net for the year ended December 31, 2015.